Exhibit 99.2

                             WESTPOINT STEVENS INC.

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                         1999                        1998
                                                                    --------------              --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income..............................................       $     73,343                 $    10,952
      Adjustments to reconcile net income to net cash
          provided by (used for) operating activities:
             Depreciation and other amortization..............             64,421                      62,638
             Deferred income taxes............................             38,386                       3,314
             Changes in working capital.......................           (108,594)                    (40,349)
             Other - net......................................             (6,410)                        183
             Extraordinary item - loss on early
                  extinguishment of debt......................                 -                       79,095
                                                                      -----------                   ---------
Net cash provided by operating activities.....................             61,146                     115,833
                                                                      -----------                   ---------


CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures....................................            (78,264)                   (101,649)
      Net proceeds from sale of assets........................                497                         573
                                                                      -----------                   ---------
  Net cash used for investing activities......................            (77,767)                   (101,076)
                                                                      -----------                   ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
      Senior Credit Facility:
             Borrowings.......................................            698,621                     913,919
             Repayments.......................................           (604,840)                   (781,170)
      Principal payments on long-term debt....................                  -                    (986,773)
      Net proceeds from Trade Receivables Program.............             10,000                       5,660
      Purchase of common stock for treasury...................            (90,630)                    (91,315)
      Proceeds from sale of notes.............................                  -                   1,000,000
      Proceeds from issuance of stock.........................              5,368                       2,764
      Dividends paid..........................................             (2,264)                          -
      Fees associated with refinancing........................                  -                     (84,275)
                                                                      -----------                   ---------
Net cash provided by financing activities.....................             16,255                     (21,190)
                                                                      -----------                   ---------
Net decrease in cash and cash equivalents.....................               (366)                     (6,433)
Cash and cash equivalents at beginning of period..............                527                      17,433
                                                                      -----------                   ---------
Cash and cash equivalents at end of period....................        $       161                   $  11,000
                                                                      ===========                   =========

                             WESTPOINT STEVENS INC.

       CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)


                                                  COMMON
                                                   STOCK
                                                AND CAPITAL
                                                    IN                                                   ACCUMULATED
                                                 EXCESS OF                                                  OTHER
                                      COMMON        PAR         TREASURY STOCK           ACCUMULATED    COMPREHENSIVE
                                      SHARES       VALUE      SHARES       AMOUNT          DEFICIT      INCOME (LOSS)      TOTAL
                                      ------       -----      ------       ------          -------      -------------      -----
Balance, January 1, 1999.............. 70,862     $343,437   (14,577)     $(242,844)     $(585,115)       $(2,930)      $(487,452)
      Comprehensive income:
         Net income...................      -            -         -              -         73,343              -          73,343
         Foreign currency translation
           adjustment.................                                                                        684             684
                                                                                                                        ---------
      Comprehensive income............                                                                                     74,027
                                                                                                                        ---------
Exercise of management stock options
including tax benefit.................    238       7,480        327           (213)             -              -           7,267
Issuance of stock pursuant to Stock
     Bonus Plan including tax benefit.      -        2,080       295          3,193              -              -           5,273
Purchase of treasury shares...........      -            -    (3,425)       (90,630)             -              -         (90,630)
Cash dividends ($.02 per share).......      -            -         -              -         (2,264)             -          (2,264)
                                      -------     --------  --------      ---------      ---------        -------       ---------

Balance, September 30, 1999........... 71,100     $352,997   (17,380)     $(330,494)     $(514,036)       $(2,246)      $(493,779)
                                      =======     ========  ========      =========      =========        =======       =========
